Exhibit 99.1
Xos, Inc. Reports Third Quarter 2022 Results
Revenue increased by 12% quarter-over-quarter
Unit deliveries increased by 21% quarter-over-quarter
Company remains on track to achieve positive gross margin at a unit level by the end of the first half of 2023
LOS ANGELES, CA – November 10, 2022 – Xos, Inc. (NASDAQ: XOS) (“Xos” or the “Company”), a leading technology company which provides fleet service and software solutions and manufactures 100% battery-electric Class 5 to Class 8 commercial vehicles, today reported financial results for the quarter ended September 30, 2022.
Recent Strategic Highlights:
●Revenue for the third quarter of 2022 was $11.0 million, up 12% compared to the previous quarter.
●Deliveries of 88 units in the third quarter of 2022, up 21% compared to 73 units in the previous quarter, to key customers such as Merchants Fleet and FedEx Ground operators.
●Net loss was $23.3 million and loss from operations was $31.2 million for the third quarter of 2022; non-GAAP operating loss for the quarter was $26.6 million.
●Expanded the offering of Xos Energy Solutions with the introduction of a suite of Xos DC Fast Chargers, and secured purchase orders from Morgan Linen, Inc. and additional fleet customers. This follows the announcement of the proprietary XosHub, the Company’s mobile charging infrastructure solution.
●Entered a strategic partnership to expand the Company’s leasing and distribution network with NationaLease.
●Named W.W. Williams as a pilot service provider to support Xos customers with world-class maintenance, service, and repair.
●Unveiled a suite of Advanced Driver Assistance System (ADAS) features that will be implemented as a standard feature in Xos stepvans.
●Decreased total cost of ownership (TCO) with extended warranty offering in partnership with National Truck Protection Co. Inc.
Dakota Semler, Chief Executive Officer of Xos, commented, “We are pleased to see continued strong demand for Xos vehicles. Xos achieved vehicle deliveries to key customers such as Merchants Fleet and FedEx Ground operators in 15 cities despite charging infrastructure bottlenecks, global supply chain obstacles, and macroeconomic headwinds. As our installed base grows and our vehicles season within customers’ operations, we are also seeing strong follow on order activity. Operationally, Xos has made several strategic decisions that will position us for strong growth and gross margin profitability at a unit level by the end of the first half of 2023.”
“We are making considerable progress in overcoming supply chain challenges and improving procurement and logistics costs. In addition, we are focussed on reducing direct material costs and overhead as we scale manufacturing at our principal manufacturing site in Tennessee,” said Giordano Sordoni, Chief Operating Officer of Xos. “As we realize the benefits of these advances, it will position us to see strong production volume increases.”
Third Quarter 2022 Financial Highlights Compared to Second Quarter 2022:
●Total revenue increased by approximately 12% to $11.0 million, driven by higher deliveries during the period, compared to $9.8 million in the prior quarter.
●Gross Margin loss was $10.8 million, versus $5.1 million in the prior quarter.
●Non-GAAP Gross (Loss) Margin loss was $5.5 million, compared to $4.2 million in the prior quarter
●Net Loss was $23.3 million and loss from operations was $31.2 million, compared to Net Loss of $9.5 million and loss from operations of $27.8 million in the prior quarter.
●Non-GAAP operating loss was $26.6 million, compared to $25.8 million in the prior quarter.
●Inventories increased to $66.3 million, compared to $62.2 million during the prior quarter as the Company prepared to increase deliveries.
●Cash, cash equivalents, restricted cash, and marketable debt securities, available-for-sale were $109.2 million as of September 30, 2022.
Second Half 2022 Outlook:
Based on current business conditions, business trends and other factors, the Company is reaffirming its previously provided outlook for the second half of 2022 as follows:

Second Half 2022
Revenue	$18.75 to $25.60 million
Unit Deliveries	150 to 200 units
Non-GAAP Operating Loss	$43 to $52 million
Kingsley Afemikhe, Chief Financial Officer of Xos, added, “Unit deliveries and revenue were in line with our expectations, as we saw meaningful increases during the quarter on a sequential basis underpinned by continued strong demand for our products and energy solutions. We are reaffirming our second half 2022 outlook and remain on track for deliveries to fall within our previously provided range. Our gross margin was impacted by a number of non-cash adjustments in the quarter that we believe are transitory as we scale and bolster our systems.”
Our balance sheet remains strong, with proceeds from the recently issued convertible securities, which provided us with the capital that we need as we scale production in 2023. We expect our cash used from operations to fall further in the fourth quarter as we become more operationally efficient, and utilize working capital more efficiently.”
The outlook provided above is based on management beliefs and expectations as of the date of this press release. This outlook assumes that no business acquisitions, investments, restructurings, or legal settlements are concluded in the quarter. The results are based on assumptions that are believed to be reasonable as of this date, but may be materially affected by many factors, as discussed below in “Forward-Looking Statements”. Actual results may vary from the outlook above and the variations may be material. The Company undertakes no intent or obligation to publicly update or revise any of these projections, whether as a result of new information, future events or otherwise, except as required by law.
Conference Call and Webcast Details:
Management will host a conference call and webcast to discuss these financial results at 4:30 p.m. Eastern Standard Time / 1:30 p.m. Pacific Standard Time today. The presentation is open to all interested parties and may include forward-looking information.

Date/Time:	Thursday, November 10, 2022, at 4:30 p.m. EST / 1:30 p.m. PST
Webcast:	https://viavid.webcasts.com/starthere.jsp?ei=1573425&tp_key=c63ccbd2e2
U.S. Toll-Free Dial In:	1-844-826-3033
International Dial In:	1-412-317-5185
Conference ID:	10171513

To access the call, please dial in approximately ten minutes before the start of the call. An accompanying slide presentation will be available in PDF format within the “Events & Presentations” section of the Company’s website.

For those unable to participate in the live call, an audio replay will be available following the call through midnight Thursday, November 24, 2022. To access the replay, please call 844-512-2921 or 412-317-6671 (International) and enter confirmation code 10171513. A replay of the webcast will also be archived shortly after the call and can be accessed on the Company's website.

About Xos, Inc.
Xos is a leading technology company, fleet services provider, and original equipment manufacturer of Class 5 through Class 8 battery-electric vehicles. Xos vehicles and fleet management software are purpose-built for medium- and heavy-duty commercial vehicles that travel on last-mile, back-to-base routes of up to 270 miles or less per day. The company leverages its proprietary technologies to provide commercial fleets with zero-emission vehicles that are easier to maintain and more cost-efficient on a total cost of ownership (TCO) basis than their internal combustion engine counterparts. For more information, please visit www.xostrucks.com.
Non-GAAP Financial Measures
The financial information in this press release has been presented in accordance with United States generally accepted accounting principles (“GAAP”) as well as on a non-GAAP basis to supplement Xos’ consolidated financial results. Xos’ non-GAAP financial measures include Operating Cash Flow less CapEx (Free Cash Flow), Non-GAAP Operating Loss and Non-GAAP Gross (Loss) Margin, which are defined below.

“Operating Cash Flow less CapEx (Free Cash Flow)” is defined as net cash used in operating activities minus purchase of property and equipment.

“Non-GAAP Operating Loss” is defined as operating loss adjusted for stock-based compensation and inventory write-downs.

“Non-GAAP Gross (Loss) Margin” is defined as gross (loss) margin minus inventory write-downs and physical inventory and other adjustments.

Xos believes that the use of Operating Cash Flow less CapEx (Free Cash Flow), Non-GAAP Operating Loss and Non-GAAP Gross (Loss) Margin reflects additional means of evaluating Xos’ ongoing operating results and trends. The presentation of these measures should not be construed as an inference that Xos’ future results will be unaffected by unusual or non-recurring items. It is important to note Xos’ computation of Operating Cash Flow less CapEx (Free Cash Flow), Non-GAAP Operating Loss and Non-GAAP Gross (Loss) Margin may not be comparable to other similarly titled measures computed by other companies, because not all companies may calculate Operating Cash Flow less CapEx (Free Cash Flow), Non-GAAP Operating Loss and Non-GAAP Gross (Loss) Margin in the same fashion. Non-GAAP information is not prepared under a comprehensive set of accounting rules and therefore, should only be read in conjunction with financial information reported under GAAP when understanding Xos’ operating performance. A reconciliation between historical GAAP and non-GAAP financial information is provided in this press release.
This release includes forward-looking outlook for Non-GAAP Operating Loss. The Company is not able to provide, without unreasonable effort, a reconciliation of the outlook for Non-GAAP Operating Loss because the Company does not currently have sufficient data to accurately estimate the variables and individual adjustments included in the most directly comparable GAAP measure that would be necessary for such reconciliations, including (a) stock-based compensation, (b) total operating expenses and (c)

other nonrecurring expenses that cannot reasonably be estimated in advance. These adjustments are inherently variable and uncertain and depend on various factors that are beyond Xos’ control and as a result Xos is also unable to predict their probable significance. Therefore, because management cannot estimate on a forward-looking basis without unreasonable effort the impact these variables and individual adjustments will have on its reported results in accordance with GAAP, it is unable to provide a reconciliation of the non-GAAP measures included in its outlook for the second half of 2022.
Cautionary Statement Regarding Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding projected financial and performance information for the second half of 2022 and into the first half of 2023 and sequential quarterly growth during 2022; expectations and timing related to manufacturing quality, production yields, product deployments and launches; sufficiency of existing cash reserves; customer acquisition and order metrics; and Xos’ long-term strategy and future growth. These forward-looking statements may be identified by the words “believe,” “plan,” “project,” “potential,” “seem,” “seek,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “target,” “opportunity,” “plan,” “may,” “could,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions and any other statements that predict or indicate future events or trends or that are not statements of historical matters, although not all forward-looking statements contain such identifying words. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) Xos’ ability to implement business plans, forecasts, and other expectations, and identify and realize additional opportunities, (ii) Xos’ limited operating history, (iii) cost increases and delays in production due to supply chain shortages in the components needed for the production of Xos’ vehicle chassis and battery system, (iv) Xos’ ability to meet production milestones and fulfill backlog orders, (v) changes in the industries in which Xos operates, (vi) variations in operating performance across competitors, (vii) changes in laws and regulations affecting Xos’ business, (viii) Xos’ ability to implement its business plan or meet or exceed its financial projections, (ix) Xos’ ability to retain key personnel and hire additional personnel, particularly in light of current and potential labor shortages, (x) the risk of downturns and a changing regulatory landscape in the highly competitive electric vehicle industry, (xi) Xos’ ability to service its indebtedness, and (xii) the outcome of any legal proceedings that may be instituted against Xos. All forward-looking statements included in this press release are expressly qualified in their entirety by, and you should carefully consider, the foregoing factors and the other risks and uncertainties described under the heading “Risk Factors” included in Xos’ Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 30, 2022 and Xos’ other filings with the SEC, copies of which may be obtained by visiting Xos’ Investors Relations website at https://investors.xostrucks.com/ or the SEC's website at www.sec.gov. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Xos assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Xos does not give any assurance that it will achieve its expectations.
Contacts
Xos Investor Relations
investors@xostrucks.com
Xos Media Relations
press@xostrucks.com

Xos, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

(in thousands, except par value)	September 30, 2022	December 31, 2021

Assets
Cash and cash equivalents	$46,433	$16,142
Restricted cash	3,037	3,034
Accounts receivable, net	4,150	3,353
Marketable debt securities, available-for-sale - short-term	59,700	94,696
Inventories, net	66,306	30,883
Prepaid expenses and other current assets	20,054	17,850
Total current assets	199,680	165,958
Marketable debt securities, available-for-sale - long-term	-	54,816
Property and equipment, net	18,023	7,426
Operating lease right-of-use assets, net	6,933	-
Other non-current assets	1,600	506
Total assets	$226,236	$228,706

Liabilities and stockholders’ equity
Accounts payable	$5,239	$10,122
Other current liabilities	20,760	5,861
Total current liabilities	25,999	15,983
Convertible debt, net	53,722	-
Earn-out share liability	5,150	29,240
Common stock warrant liability	2,337	7,496
Other non-current liabilities	11,214	1,594
Total liabilities	98,422	54,313
Commitment and contingencies
Stockholders’ equity
Common Stock $0.0001 par value, authorized 1,000,000 shares,	17	16
166,432 and 163,137 shares issued and outstanding at
September 30, 2022 and December 31, 2021, respectively
Preferred Stock $0.0001 par value, authorized 10,000 shares,	-	-
0 shares issued and outstanding at September 30, 2022
and December 31, 2021, respectively
Additional paid in capital	187,014	178,551
Accumulated deficit	(58,001)	(4,093)
Accumulated other comprehensive loss	(1,216)	(381)
Total stockholders’ equity	127,814	174,393
Total liabilities and stockholders’ equity	$226,236	$228,706

Xos, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

(in thousands, except per share amounts)	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenues	$11,008	$357	$27,805	$1,746
Cost of Goods Sold	21,777	418	46,854	1,675
Gross (Loss) Margin	(10,769)	(61)	(19,049)	71

Operating Expenses
General and administrative	9,470	7,606	30,991	15,756
Research and development	8,573	5,302	24,493	9,846
Sales and marketing	2,345	1,337	7,891	2,173
Total Operating Expenses	20,388	14,245	63,375	27,775

Loss from Operations	(31,157)	(14,306)	(82,424)	(27,704)

Other expense, net	(642)	(66)	(787)	(83)
Change in fair value of derivative instruments	1,890	1,066	5,158	6,030
Change in fair value of earn-out shares liability	6,654	48,202	24,148	48,202
Write off of subscription receivable	-	-	-	(379)
Realized loss on debt extinguishment	-	-	-	(14,104)
(Loss) income before provision for income taxes	(23,255)	34,896	(53,905)	11,962
Provision for income taxes	-	-	3	-
Net (loss) income	$(23,255)	$34,896	$(53,908)	$11,962
Other comprehensive (loss) income
Marketable debt securities, available-for-sale
Change in net unrealized gain (loss), net of tax of $0, for the three and nine months ended September 30, 2022 and 2021	141	-	(835)	-
Total comprehensive (loss) income	$(23,114)	$34,896	$(54,743)	$11,962

Net (loss) income per share
Basic	$(0.14)	$0.31	$(0.33)	$0.14
Diluted	$(0.14)	$0.30	$(0.33)	$0.14
Weighted average shares outstanding
Basic	165,901	113,797	164,379	86,192
Diluted	165,901	115,932	164,379	88,487

Reconciliation of Operating Cash Flow less CapEx (Free Cash Flow), Non-GAAP Operating Loss and Non-GAAP Gross (Loss) Margin
Operating Cash Flow less CapEx (Free Cash Flow):

	Three Months Ended September 30,
			Nine Months Ended September 30,
(in thousands)
	2022	2021	2022	2021
Net cash used in operating activities	$(29,769)	$(32,982)	$(105,597)	$(53,135)
Purchases of property and equipment	(2,436)	(2,641)	(11,898)	(3,343)
Free-Cash Flow	$(32,205)	$(35,623)	$(117,495)	$(56,478)

Non-GAAP Operating Loss:

	Three Months Ended September 30,
			Nine Months Ended September 30,
(in thousands)
	2022	2021	2022	2021
Loss from operations	$(31,157)	$(14,306)	$(82,424)	$(27,704)
Stock-based compensation	1,281	1	3,751	5
Inventory write-downs	3,326	-	5,538	-
Non-GAAP Operating Loss	$(26,550)	$(14,305)	$(73,135)	$(27,699)
Non-GAAP Gross (Loss) Margin:

	Three Months Ended September 30,
			Nine Months Ended September 30,		Three Months Ended June 30,
(in thousands)
	2022	2021	2022	2021	2022
Gross (loss) margin	$(10,769)	$(61)	$(19,049)	$71	$(5,125)
Physical inventory and other adjustments	1,933	-	1,556	-	-
Inventory write-downs	3,326	-	5,538	-	964
Non-GAAP Gross (Loss) Margin	$(5,510)	$(61)	$(11,955)	$71	$(4,161)
Gross (loss) margin %	(98%)	(17%)	(69%)	4%	(52%)
Non-GAAP gross (loss) margin %	(50%)	(17%)	(43%)	4%	(43%)